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Ingram Micro Announces Extension of End Date of Merger Agreement With Tianjin Tianhai; Acquisition of Ingram Micro Remains on Track to Close in 2016

IRVINE, CA -- Nov. 10, 2016 -- Ingram Micro Inc. (NYSE: IM) today announced that the End Date by which the acquisition of Ingram Micro by Tianjin Tianhai Investment Company, Ltd. (Tianjin Tianhai) (SSE A Share: 600751 and SSE B Share: 900938), must be completed has been extended to December 15, 2016.

Following clearance last week from the Committee on Foreign Investment in the United States (CFIUS) to proceed with the transaction, the extension was made pursuant to an amendment to the merger agreement among Ingram Micro, Tianjin Tianhai and GCL Acquisition, Inc. to allow for satisfaction of the remaining closing conditions under the merger agreement, including receipt of approval from China’s State Administration of Foreign Exchange (SAFE). Ingram Micro and Tianjin Tianhai continue to expect closing of the transaction to occur in 2016 as previously announced. Upon completion of the transaction, Ingram Micro will become a part of HNA Group, a Hainan-based Fortune Global 500 company.

About HNA Group

HNA Group is a global Fortune 500 company focused on Tourism, Logistics and Financial Services. Since its founding in 1993, HNA Group has evolved from a regional airline based on Hainan Island into a global company with over $90 billion of assets, $30 billion in annual revenues and an international workforce of nearly 200,000 employees, primarily across North America, Europe and Asia. HNA’s Logistics business is a leader in logistics and supply chain management with capabilities in shipping and equipment manufacturing, maritime transportation, third-party payment platforms and project finance. For more information, please visit www.hnagroup.com.

About Tianjin Tianhai

Tianjin Tianhai, a Shanghai Stock Exchange traded company, has grown from a traditional marine shipping company into a modern logistics company with investments and operations across a range of market segments, including logistics, supply chain management and financial services.  HNA Group is Tianjin Tianhai’s largest shareholder, and the company is headquartered in Tianjin, China.

About Ingram Micro Inc.

Ingram Micro helps businesses Realize the Promise of Technology™. It delivers a full spectrum of global technology and supply chain services to businesses around the world. Deep expertise in technology solutions, mobility, cloud, and supply chain solutions enables its business partners to operate efficiently and successfully in the markets they serve. Unrivaled agility, deep market insights and the trust and dependability that come from decades of proven relationships, set Ingram Micro apart and ahead. More at www.ingrammicro.com.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this communication that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro's business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) our acquisition and investment strategies may not produce the expected benefits, which may adversely affect results of operations; (2) changes in macro-economic and geopolitical conditions can affect our business and results of operations; (3) failure to retain and recruit key personnel would harm our ability to meet key objectives; (4) we are dependent on a variety of information systems, which, if not properly functioning, and available, or if we experience system security breaches, data protection breaches, or other cyber-attacks and security risks to our associates, could adversely disrupt our business and harm our reputation and net sales; (5) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (6) we may become involved in intellectual property disputes that could cause us to incur substantial costs, divert the efforts of management or require us to pay substantial damages or licensing fees; (7) our failure to adequately adapt to industry changes could negatively impact our future operating results; (8) we continually experience intense competition across all markets for our products and services; (9) termination of a key supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) substantial defaults by our customers or the loss of significant customers could negatively impact our business, results of operations, financial condition or liquidity; (11) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (12) our goodwill and identifiable intangible assets could become impaired, which could reduce the value of our assets and reduce our net income in the year in which the write-off occurs; (13) changes in our credit rating or other market factors, such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (14) we cannot predict the outcome of litigation matters and other contingencies that we may be involved with from time to time; (15) our failure to comply with the requirements of environmental regulations could adversely affect our business; (16) we face a variety of risks in our reliance on third-party service companies, including shipping companies, for the delivery of our products and outsourcing arrangements; (17) changes in accounting rules could adversely affect our future operating results; (18) our quarterly results have fluctuated significantly; (19) despite its global presence, Ingram Micro may fail to proactively identify and tap into emerging markets and geographies; (20) our acquisition by Tianjin Tianhai / the HNA Group may not be timely completed, if completed at all; and (21) prior to the completion of our acquisition by Tianjin Tianhai / the HNA Group, our business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with vendors, customers, licensees, other business partners or governmental entities, or retain key employees.  We have historically instituted, and will continue to institute, changes to our strategies, operations and processes in an effort to address and mitigate risks; however, there are no assurances that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to our SEC filings, and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10-K.

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